Exhibit (l)

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May 1, 2015

Carey Credit Income Fund 2015 T

50 Rockefeller Plaza

New York, NY  10020

Re:                             Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Carey Credit Income Fund 2015 T, a Delaware statutory trust (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration No. 333-198882) as originally filed on September 22, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as subsequently amended on October 29, 2014, February 10, 2015 and the date hereof (the “Registration Statement”), relating to the proposed issuance by the Company of up to an aggregate of $400,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act, and we express no opinion herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)                                     the Registration Statement;

(ii)                                 the Certificate of Trust of the Company, filed as Exhibit (a)(1) to the Registration Statement;

(iii)                              the Amended and Restated Agreement and Declaration of Trust of the Company, filed as Exhibit (a)(4) to the Registration Statement;

(iv)                             the Bylaws of the Company, filed as Exhibit (b) to the Registration Statement;

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(v)                                a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware dated May 1, 2015; and

(vi)                             resolutions of the board of trustees of the Company relating to, among other things, the authorization and issuance of the Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, trustees, employees and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies.  In addition, we have assumed (i) the legal capacity of natural persons, (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company), (iii) the Certificate of Trust, will have been filed with the Secretary of State of the State of Delaware, (v) the Amended and Restated Agreement and Declaration of Trust and the Bylaws will have become effective substantially in the form of the documents filed as exhibits to the Registration Statement and (vi) the Registration Statement will have been declared effective by the Commission.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that (i) the Shares are (a) issued and delivered against receipt by the Company of payment therefor at a price per Share not less than the par value per share of the Common Stock as contemplated by the Registration Statement and (b) countersigned by the transfer agent, if applicable, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware.  We are not members of the bar of the State of Delaware.  We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP